UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2022

IGNYTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue, 4th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	IGNYU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	IGNY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	IGNYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 23, 2022, Ignyte Acquisition Corp., a Delaware corporation (the “Company” or “Ignyte”), determined to postpone the Company’s special meeting of its stockholders (the “Special Meeting”), relating to approval of that certain business combination agreement dated as of April 28, 2022 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) by and among Ignyte, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea, and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea, and the transactions contemplated therein, from the previously scheduled date of Monday, October 24, 2022. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

The Special Meeting will now be held on Tuesday, October 25, 2022, at 9:30 a.m. Eastern Time. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting. The live-webcast for the Special Meeting will be available by visiting https://www.cstproxy.com/ignytespac/2022.

The postponement will provide the Company’s stockholders additional time to evaluate information regarding the Ignyte Proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2022	Ignyte Acquisition Corp.

	By:	/s/ David Rosenberg
	Name:	David Rosenberg
	Title:	Co-Chief Executive Officer